WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786


                                October 16, 1998


                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS


The annual meeting of stockholders of Wellco Enterprises, Inc. will be held in the cafeteria of the Company's Waynesville, North Carolina, plant, located at 150 Westwood Circle, on Tuesday, November 17, 1998, at 3:00 P.M., EST, for the purpose of taking action on the election of directors as more particularly described in the accompanying Proxy Statement and such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on October 16, 1998, will be entitled to vote at the meeting. This Notice and the accompanying Proxy Statement are being mailed to stockholders on approximately October 23, 1998.

                       By Order of the Board of Directors

                              RICHARD A. WOOD, JR.
                              SECRETARY


          YOUR VOTE IS IMPORTANT. EVEN IF YOU DO NOT PLAN TO
             ATTEND THE MEETING, PLEASE RETURN YOUR SIGNED
                                PROXY!

Please complete and promptly return your Proxy in the postpaid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                            Wellco Enterprises, Inc.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Wellco Enterprises, Inc. (the "Company") for use at the 1998 Annual Stockholders Meeting of the Company, to be held on November 17, 1998, and at any adjournment thereof. The cost of solicitation will be borne by the Company. ChaseMellon Shareholder Services, the transfer agent for the Company, has been retained to assist in obtaining proxies, including proxies from brokerage houses and others with respect to shares registered in their names but beneficially owned by others, by such means as ChaseMellon deems appropriate, at a cost to the Company presently estimated at $1,800. Such brokerage houses and others will be reimbursed for their out-of-pocket expenses incurred. Proxies may also be solicited by some directors, officers or employees of the Company, in person or by mail, telephone or telefax, without extra compensation to them.

The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof. On matters coming before the meeting as to which a choice has been specified by the stockholder by means of the ballot on the proxy, the shares represented will be voted accordingly. If no choice is so specified, the shares will be voted in favor of the matters set forth in the foregoing notice of meeting. Management does not know of any other matters which will be presented for action at the meeting, but the persons named in the accompanying proxy intend to vote or act with respect to any other proposal which may be presented for action, and matters incident to the conduct of the meeting, according to their judgment in light of conditions then prevailing except as to election of substitute nominees for director, as to which proxies will be voted for nominees designated as hereinafter stated. Executed proxies may be revoked by written revocation or later dated proxy delivered to the Secretary prior to or at the meeting. Also, stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

Stockholders of record at the close of business on October 16, 1998, will be entitled to vote at the meeting. On that date, there were outstanding 1,163,246 shares of the Company's common stock. Each stockholder is entitled to one vote for each share of stock on all matters to be presented at the meeting. A plurality vote of the shares represented at the meeting, in person or by proxy, is necessary for the election of each director. Cumulative voting is not available at the meeting.

 Mr. James T. Emerson, a Director of the Company, owns 55% of total shares outstanding (640,272 shares as of September 30, 1998). For further information concerning such matters see page 11 of this Proxy Statement.

Stockholders having questions concerning the matters to be considered at the meeting are invited to telephone the Company at (828) 456-3545, extension 102.

                               BOARD OF DIRECTORS

The Company's Board of Directors consists of nine directors divided into three classes with each class having three directors serving for a term of three years.

Your Board of Directors unanimously recommends the reelection of Messrs. William
M. Cousins, Jr., J. Aaron Prevost and William D. Schubert. All of said nominees have consented in writing to serve if elected.

The class, period of service as a director, age and principal occupation for at least the past five years of each nominee for director and each person whose term of office as a director will continue after the meeting are as follows:

NOMINEES FOR ELECTION:

Class I Directors Whose Term Expires  in 2001:

William M. Cousins, Jr. has been a Director of the Company since 1990 and is 74 years of age. He is President (since 1974) of William M. Cousins, Jr., Inc. (management consultants), a Director (since 1991) of Alba-Waldensian, Inc. (an apparel manufacturing company) and a director of BioSepra, Inc. (since 1994).

J. Aaron Prevost has been a Director of the Company since 1973 and is 87 years of age. He is a retired Senior Vice President of First Union National Bank of North Carolina, Waynesville, N.C.

A Final  Judgement of Permanent  Injunction was filed on July 23, 1996 in the U.
S. District Court for the Western District of North Carolina, under which Mr. Prevost and an associate voluntarily consented to permanently restrain and enjoin themselves from violating Section 10(b) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. The Judgement was entered after the filing of a Complaint by the Securities and Exchange Commission alleging that in 1993 Mr. Prevost gave said associate certain non-public information about the Company that was used by the associate to purchase the Company's stock. The Judgement required Mr. Prevost to pay a disgorgement amount of $3,387 plus prejudgement interest and a like amount in civil penalty.

William D. Schubert has been a Director of the Company since 1990 and is 74 years of age. He is the Principal of Advanced Management Concepts (consultant to the apparel and textile industry) since 1989 and is a Director (since 1991) of Sunstates Corporation (formerly Acton Corporation). He was President and Chief Executive Officer of Alba-Waldensian, Inc. (1973-1988).


DIRECTORS CONTINUING IN OFFICE:

Class II Directors Whose Term Expires in 1999:

James T. Emerson has been a Director of the Company since January, 1996 and previously served as a Director from 1988 until 1993, and is 76 years of age. He was an industrial instrumentation engineer and consultant (retired 1983), and is an investor. He is the uncle of Fred K. Webb, Jr., also a Director.

David Lutz has been a Director of the Company since January, 1996 and previously served as a Director from 1984 until 1992. He is President and Chief Operating Officer and Treasurer of the Company (since October 1996) and is 53 years of age. He served as Executive Vice President and Treasurer of the Company from May until October, 1996, as Secretary/Treasurer from 1986 until May 1996 and as Controller from 1974 until 1986.

Fred K. Webb, Jr. has been a Director of the Company since January, 1996. He is the Special Projects Manager of the Company (since August 1998) and is 38 years of age. He was previously employed as an Accounting Team Leader (since 1995) and Senior Staff Accountant (since 1989) for United Guaranty Corporation (an insurance holding company). He is the nephew of James T.
Emerson, also a Director.


Class III Directors  for Term Expiring  in 2000:

Claude S. Abernethy, Jr. has been a Director of the Company since 1997 and previously served as a Director from 1976 until 1994 and is 71 years of age. He is Senior Vice President of Interstate/Johnson Lane (a securities brokerage firm), and a Director of Ridgeview, Inc., Air Transportation Holdings, Inc. and Director Emeritus of Interstate/Johnson Lane, Inc.

Horace Auberry has been a Director of the Company since 1964 and is 67 years of age. He is Chairman, Board of Directors and Chief Executive Officer of the Company (since October, 1996) and was Chairman of the Board of Directors and joint Chief Executive Officer from 1968 until October, 1996.

Rolf Kaufman has been a Director of the Company since 1962 and is 68 years of age. He was President of the Company and joint Chief Executive Officer from 1968 until October 1996. Upon his retirement from the position of President on September 30, 1996, Mr. Kaufman was elected by the Board of Directors to the position of Vice Chairman, Board of Directors. As Vice Chairman, Mr. Kaufman is retired from full time employment as President, while still being significantly involved in several areas of the Company's business affairs.

It is intended that shares represented by the accompanying Proxy will be voted for election of the above nominees unless authority for such vote is withheld. In the event that any nominees should become unable to serve or for good cause will not serve, it is intended that such shares will be voted for substitute nominees designated by the present Board of Directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance:

In August, 1998, Director Cousins filed Form 5 with the Securities and Exchange Commission disclosing that a transaction in the Company's stock should have been reported previously on Form 4. The Form 5 indicated that one Form 4 should have been filed reporting one transaction involving Mr. Cousins' purchase, under a stock option plan of the Company, of a total of 2,000 shares of the Company's stock.

                          BOARD AND COMMITTEE MEETINGS

During the Company's last full fiscal year, there was one regular (the 1997 Annual) and two special meetings of the Board of Directors. In addition, the Company has for a number of years followed the practice, permissible under North Carolina corporation law, of approving corporate resolutions by unanimous written consent without meeting. One such resolution was adopted by the Board of Directors during the Company's last full fiscal year.

The Company has a standing Audit Committee of the Board of Directors. All directors not otherwise associated with the Company as an officer, employee or consultant are designated as members of the Audit Committee. Accordingly, Directors Cousins, Emerson, Abernethy, and Schubert are presently the members of such Committee with Director Prevost serving as Chairman. During the fiscal year of 1998, Director Webb was a member of the Audit Committee, until which he became employed by the Company in August 1998. The Audit Committee held two meetings during the Company's last fiscal year, at which representatives of the Company's independent auditors, Deloitte & Touche LLP were present. The Audit Committee recommends to the Board the firm to be designated as the Company's auditors, reviews and approves the scope of the annual audit and is responsible for considering any differences of opinion or disputes between management and said auditors which may arise and which are called to the Committee's attention.

The Board has a standing Compensation Committee, consisting of the same members as the Audit Committee with Director Emerson serving as Chairman. The Compensation Committee met once during the Company's last fiscal year to review and approve the compensation of officers and related matters.

The Company has not established a standing Nominating Committee.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission. No executive officer of the Company has ever served as a director or member of the compensation committee of any other entity one of whose executive officers has ever been a member to the Company's Compensation Committee or Board of Directors.

                            COMPENSATION OF DIRECTORS

Directors' fees are $3,750 per year; $1,000 per meeting for each Board meeting attended in person; $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board meeting; and $500 for each committee and Board phone meeting. Directors who are full-time employees of the Company do not receive any directors' fees. Travel expenses of directors incurred traveling to and from meetings are reimbursed by the Company.

                              INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended June 27, 1998. Deloitte & Touche LLP and its predecessor firm, Touche Ross & Co., have served in this capacity since the Company's 1979-80 fiscal year. The Board of Directors has not selected independent auditors for the fiscal year beginning June 28, 1998. The Board of

Directors has a policy of selecting and engaging independent auditors a few months prior to the end of the Company's fiscal year. A representative of Deloitte & Touche LLP has been requested and is expected to be present at the stockholders meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's common stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce nonathletic footwear. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by the Company and includes the Company and R. G. Barry; Brown Group, Inc.; Genesco, Inc.; Daniel Green Co.; Justin Industries; McRae Industries; Penobscot Shoe; Rocky Shoes & Boots, Inc.; Stride Rite Corp.; Timberland Co.; Weyco Group, Inc; and Wolverine World Wide. In constructing the peer index, the return of each component company was weighted according to its respective stock market capitalization. The graph assumes the investment of $100 in the Company's common stock, the Standard and Poor's 500 Stock Index and the peer index at the end of the Company's 1993 fiscal year.




Total Stockholder Return (These are the numbers in the graph)
                          1993      1994      1995      1996      1997      1998
                          ----      ----      ----      ----      ----      ----
WELLCO .............      $100      $123      $135      $188      $330      $291
S & P 500 ..........      $100      $101      $128      $161      $217      $282
PEER GROUP .........      $100      $101      $ 84      $ 93      $156      $160

EXECUTIVE COMPENSATION

Compensation Summary

The following Summary Compensation Table shows certain information concerning the compensation of each of the Company's highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year:





                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                           LONG TERM
                                                    OTHER   COMPENSA-
                                                    ANNUAL TION-STOCK  ALL OTHER
NAME AND PRINCIPAL                                  COMPEN-    OPTION    COMPEN-
POSITION:                YEAR    SALARY    BONUS  SATION(1)    GRANTS  SATION(2)

Horace Auberry,
Chairman of the Board
and Chief Executive
Officer                  1998  $152,636             $3,305  (3)35,000       $964
                         1997  $150,000  $20,847  $195,661                  $964


                         1996  $104,104  $35,658    $5,833     22,500       $964
David Lutz, President,
Chief Operating Officer
and Treasurer            1998  $101,766             $3,690  (4)20,000
                         1997   $94,825  $12,508    $3,605

                         1996   $77,402  $21,395               15,000

(1) Of the 1997 amounts, $193,075 for Mr. Auberry represents the excess of market price at the date of stock option exercise over the exercise price. All other amounts represent reimbursement for income taxes.
(2) Life insurance premiums paid by the Company for benefit of the named executive officer.
(3) Options for 15,000 shares were immediately exercisable, with the remaining options exercisable in 1999 - 8,300; 2000 - 8,300; and 2001 - 3,400. See
     Stock Option granted section.
(4) Options for 16,600 shares were immediately exercisable, with the remaining options exercisable in 1999. See Stock Option granted section.


Stock Options

The table below shows the individual grants of stock options to the named executive officers during the fiscal year ended June 27, 1998:




                         % OF TOTAL                         POTENTIAL REALIZABLE
                            OPTIONS             EXPIR-         VALUE AT ASSUMED
                   OPTIONS  GRANTED  EXERCISE    ATION      RATES OF STOCK PRICE
NAME               GRANTED  IN 1998  PRICE (1)    DATE         APPRECIATION (2)


                                                                 5%          10%
Horace Auberry  (3) 35,000   32.71%     $12.00  7/2/07     $264,136     $669,372
David Lutz      (4) 20,000   18.69%     $12.00  7/2/07     $150,935     $382,498


(1)  Market price on date of grant.
(2) Hypothetical future values of stock purchasable upon exercise of the options. Computed as the difference between the exercise price's assumed price at the option's expiration date, using the annual compounded growth as shown, and the exercise price, times options granted. This calculation is pursuant to proxy rules and does not necessarily reflect management's assessment of the Company's future stock price performance.
(3) Options for 15,000 shares were immediately exercisable, with the remaining options exercisable in 1999 - 8,300; 2000 - 8,300; and 2001 - 3,400.
(4) Options for 16,600 shares were immediately exercisable, with the remaining options exercisable in 1999.

The following table shows, on an aggregated basis, for executive officers named in the Summary Compensation Table, each exercise of stock options during the 1998 fiscal year and the fiscal year-end value of unexercised options.


                                                                                                              VALUE OF
                                                  NUMBER OF          UNEXERCISED
                                                UNEXERCISED         IN-THE-MONEY
                                                     OPTION              OPTIONS
                        SHARES                       SHARES         EXERCISABLE/
                   ACQUIRED ON      VALUE      EXERCISABLE/       UNEXERCISEABLE
NAME               EXERCISE (1)  REALIZED    UNEXERCISEABLE          (2) AND (3)

Horace Auberry                                15,000/20,000                $0/$0
David Lutz                                     31,600/3,400           $86,250/$0

(1) The were no exercises of options for the executive officers named in the Summary Compensation Table.
(2) If no value given, the fair market value of options at June 26, 1998 do not exceed the exercise price of the options.
(3) Excess of the total market value at June 26, 1998 of the shares over the total exercise price.




Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Agreements

The Company does not have employment contracts with any executive officer. There are no compensation plans or arrangements that will result from the resignation, retirement or termination of any executive officer, or that will result from a change-in-control of the Company or a change in any executive officer's responsibilities following a change-in-control.

Long-Term Incentive Plans

The Company does not have any type of long-term incentive plans for any executive officer or other employee.

Pension Plan

The Company's executive officers and all other salaried employees participate in an Administrative Employee Pension Plan (the Plan). Benefits under the Plan are based on years of service and average annual earnings. The following table illustrates the amount of annual pension benefits based on the years of service and average annual compensation levels shown:




                               PENSION PLAN TABLE

                                YEARS OF SERVICE

AVERAGE
ANNUAL
COMPENSATION       15 YEARS     20 YEARS    25 YEARS      30 YEARS      35 YEARS

$125,000            $15,700      $20,900     $26,100       $31,300       $36,500
$150,000             19,000       25,400      31,700        38,100        44,400
$175,000             22,400       29,900      37,400        44,800        52,300
$200,000             25,800       34,400      43,000        51,600        60,200

The Plan provides benefits based on final average compensation, defined in the Plan as the average of the consecutive five highest of the last ten years compensation, and on years of service. Compensation under the Plan is essentially equivalent to the aggregate amounts reported as annual salary and bonus compensation in the Summary Compensation Table above. Total years of service are limited to 35 and benefits are computed on a straight life annuity basis. Mr. Auberry named in the Summary Compensation Table has more than the maximum 35 years of service. Mr. Lutz would have more than 35 years of service under the plan, assuming his employment to age 65.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee (the Committee) of the Board of Directors submits recommendations to the Board of Directors as to the type and amount of compensation for two executive officers of the Company (Mr. Auberry, Chairman, Board of Directors and Chief Executive Officer and Mr. Lutz, President and Chief Operating Officer and Treasurer). The Committee consists of all directors not otherwise associated with the Company and, in the 1998 fiscal year, consisted of six members. Mr.
Webb, now an employee, no longer is a member of the Committee.

The Committee usually meets once during a year to consider and make recommendations to the Board of Directors. In the 1998 fiscal year, the Board of Directors did not modify or reject any action or recommendation of the Compensation Committee.

The Committee does not use any compensation consultants in making its decisions and recommendations, and does not relate compensation of the above named executive officers to that of any other entity or industry grouping.

Each of the named executive officers receives an annual cash bonus which is based on a specified percentage of consolidated net income, as defined. Each executive officer's percentage has remained constant for the past several years. This results in a significant amount of each executive officer's total cash compensation being dependent on the Company's operations. No one of the above named executive officers has a guaranteed or minimum amount of bonus. Although not a frequent occurrence, the Committee from time to time may give discretionary additional bonuses for extraordinary achievement.

All officers of the Company participate in fringe benefit plans (group health insurance, group life insurance and long-term disability) to the same extent and under the same terms as all other salaried employees of the Company. Mr. Auberry and Mr. Lutz each receive perquisites whose value aggregates much less than 10% of their total annual salary and bonus.

        Submitted by the Compensation Committee of the Board of Directors

                            James T. Emerson Chairman
William M. Cousins, Jr.                                         J. Aaron Prevost
William D. Schubert                                     Claude S. Abernethy, Jr.

                               SECURITY OWNERSHIP

The number of shares of common stock (the Company's only voting security) beneficially owned or held under option by (a) all executive officers, directors and nominees for director and (b) each person or entity owning more than 5% of the outstanding shares of common stock (including persons or entities who may be deemed a group for purposes of the federal securities laws), as known by management of the Company, based upon information furnished to the Company by or on behalf of such person or entity, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, is set forth in the following table:


         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP ON SEPTEMBER 30, 1998

                                       SOLE
                                     VOTING       SHARED
                                        AND   VOTING AND       TOTAL     PERCENT
                                DISPOSITIVE  DISPOSITIVE  BENEFICIAL          OF
NAME                                  POWER     POWER (1)  OWNERSHIP   CLASS (4)

Officers and Directors:
Horace Auberry (2) and (3)           67,015        1,500      68,555       5.44%
David Lutz (2) and (3)               31,600        4,500      36,100       2.87%
Directors :
James T. Emerson                    640,272                  640,272      50.84%
Rolf Kaufman (3)                     50,720        6,600      57,320       4.54%
Claude S.  Abernethy, Jr. (3)         2,000        7,000       9,000       0.71%
J. Aaron Prevost* (3)                 5,500                    5,500       0.44%
William M. Cousins, Jr.*              2,000                    2,000       0.16%
William D. Schubert (3)               2,000                    2,000       0.16%
Fred K. Webb, Jr. (3)                 2,200                    2,200       0.17%
Officers:
Sven E. Oberg (3)                     7,800                    7,800       0.62%
Richard A. Wood, Jr.                  3,600                    3,600       0.29%
Tammy Francis (3)                    10,000                   10,000       0.79%
All Officers and Directors as a
Group (12)                                                                67.03%
Owners of More Than 5% of
the Company's Common
Shares:
Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA (5)                                         76,883       6.10%
Dimensional Fund Advisors  Inc.
1299 Ocean Ave., 11th Floor,
Santa Monica, CA (6)                                          59,400       4.72%

*        Nominee for election to the Board of Directors.
(1) Shares owned jointly with spouse and shares held by spouse and children over whom the listed person may have substantial influence by reason of the relationship are shown as shared voting and dispositive power.

(2) Employees of the Company participate in a September 6, 1990 plan approved by the Board of Directors under which any employee-stockholder has the option of redeeming shares beneficially owned as of said date and shares subsequently issued under stock options outstanding at that date. The redemption right occurs at the employee's death or other separation from employment other than for cause and the redemption price is the Company's net book value per share, as defined in said plan, at the time of termination ($6.09 at June 27, 1998). The total of shares owned by all officers subject to this plan are: Auberry, 15,450; Kaufman, 55,320; and Lutz, 4,500.
(3) The following officers and directors beneficially own the following shares from an unexercised fully exercisable option to acquire these shares:
     Auberry - 15,000; Lutz - 31,600; Kaufman - 2,000; Abernethy -2,000; Prevost
     - 2,000;  Schubert  - 2,000;  Webb - 2,000;  Oberg - 5,000  and  Francis  -
     10,000.
(4) Percent of total shares outstanding (1,163,246) and shares issuable under options exercisable within 60 days (96,100).
(5) According to information contained in a Schedule 13G dated February 13, 1998 and information provided to the Company by Barclays Global Investors, N.A. (Barclays), a bank as defined in section 3(a) (6) of the SEC Act of 1934, is deemed to have beneficial ownership of 76,883 shares of the Company's common stock as of June 30, 1998, all of which shares are held in portfolios of Barclays Global Investors. Barclays has beneficial ownership of all such shares and has sole voting power with respect to 76,883 shares. Barclays has sole dispositive power over all 76,883 shares.
(6) According to information contained in a Schedule 13G dated February 7, 1997 and information provided to the Company by Dimensional Fund Advisors Inc. (Dimensional), a registered investment advisor, is deemed to have beneficial ownership of 59,400 shares of the Company's common stock as of June 30, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc. (Fund), a registered open-end investment company, or in series of the DFA Investment Trust Company (Trust), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. DFA disclaims beneficial ownership of all such shares. Dimensional has sole voting power with respect to 42,300 shares. Certain officers of Dimensional also serve as officers of the Fund and the Trust and as such officers have sole voting power with respect to 12,300 shares owned by the Fund and 4,800 shares owned by the Trust. Dimensional has sole dispositive power over all 59,400 shares.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Proposals of qualified stockholders intended to be presented at the Company's 1999 Annual Stockholders Meeting must be received by the Secretary at the address stated herein no later than July 3, 1999, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.


                       By Order of the Board of Directors

                       RICHARD A. WOOD, JR.
                       Secretary

Waynesville, North Carolina
October 16, 1998


A copy of the Company's 1998 Form 10-K (Annual Report filed with the Securities and Exchange Commission) is available at no charge to any stockholder requesting it. Requests should be made in writing and addressed to the Secretary, Wellco Enterprises, P. O. Box 188, Waynesville, NC 28786.

APPENDIX
FORM OF PROXY

                            WELLCO ENTERPRISES, INC.
                P.O. Box 188, Waynesville, North Carolina 28786
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                STOCKHOLDERS MEETING, TUESDAY, NOVEMBER 17, 1998

The undersigned hereby acknowledges receipt of Notice of Meeting and Proxy Statement each dated October 16, 1998, of the 1998 annual stockholders meeting of Wellco Enterprises, Inc., and hereby revokes all proxies heretofore given for said meeting and appoints Claude S. Abernethy, Jr., Rolf Kaufman and Fred K. Webb, Jr. (and each of them with full power of substitution, or any one or more of them acting in the absence of the others) as attorneys and proxies of the undersigned to represent, vote and act for the undersigned as designated on the back of this proxy with respect to all shares of the stock of said Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held in the cafeteria of the Company's plant at 150 Westwood Circle, Waynesville, North Carolina, at 3:00P.M., EST, on Tuesday, November 17, 1998 or at any adjournment there of.

         (Continued, and to be marked, dated and signed on other side)


                              FOLD AND DETACH HERE

                                                                Please mark
                                                                your vote as
                                                                indicated in
                                                                this example  X

ITEM 1: Your Board of Directors recommends a vote FOR the election of the following Directors:

Class I, term expiring in 2001: William M. Cousins, Jr., J. Aaron Prevost and William D. Schubert

__________FOR ALL NOMINEES, except as marked to the right
__________WITHHOLD AUTHORITY to vote for all nominees

To withhold authority to vote for any Director nominee(s), print the name(s) below:

________________________________________________________________________________


IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE AS SET FORTH IN THE PROXY STATEMENT AND THE HOLDERS HEREOF WILL EXERCISE THEIR DISCRETION AS TO ALL OTHER ITEMS OF BUSINESS WHICH MAY COME BEFORE THE MEETING.

________________________________________________________________________________

________________________________________________________________________________
Signature of Stockholder(s)

Date ___________________________________,1998

NOTE: SIGN NAME EXACTLY AS IT APPEARS HEREON AND DATE. Co-owners must all sign. Attorneys, executors, administrators, trustees, guardians, etc. should sign in official capacity and give title.

                              FOLD AND DETACH HERE







                            WELLCO ENTERPRISES, INC.
                P.O. Box 188, Waynesville, North Carolina 28786

The annual meeting will be held on November 17, 1998 at 3:00P.M. in the cafeteria of the Company's plant at 150 Westwood Circle, Waynesville, North Carolina.


YOUR VOTE IS VERY IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ABOVE, AND RETURN IT IN THE ENVELOPE PROVIDED.